SECURITIES AND EXCHANGE COMMISSION

                                 AMENDMENT NO. 1

                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


                                 Date of Report
              (Date of earliest event reported): August 25, 2000


                          UNITED AMERICAN COMPANIES, INC.
             (Exact Name of Registrant as specified in its Charter)



    Colorado                           000-30003            05-0508617
    (State or other jurisdiction       (Commission          (IRS Employer
    of incorporation)                  File No.)            Identif. No.)

    8609 Wood Lake Court, Suite 206
    Charlotte, North Carolina                                 28210
    (Address of Principal                                   (Zip Code)
    Executive Offices)


               Registrant's telephone number, including area code:
                                  (704) 556-7992


                              NADEAU & SIMMONS, P.C.
                             1250 TURKS HEAD BUILDING
                          PROVIDENCE, RHODE ISLAND 02903

            (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                    INCLUDING AREA CODE, OF AGENT FOR SERVICE)


                                  WITH COPIES TO:

                                 DELOITTE & TOUCHE
                         227 WEST TRADE STREET, SUITE 1100
                             CHARLOTTE, NC  28202-1675
                                   704-372-3560


             1250 Turks Head Building, Providence, Rhode Island 02903 (Former Name or Former Address, if Changed Since Last Report)

Cautionary Statement for Purposes of "Safe Harbor Provisions" of the Private Securities Litigation Reform Act of 1995:

Except for historical facts, all matters discussed in this report whichare forward looking involve a high degree of risks and uncertainties. Potential risks and uncertainties include, but are not limited to, competitive pressures from other food export companies and political developments in overseas markets, economic conditions in the Company's primary markets and other uncertainties detailed or to be detailed from time to time in the Company's Securities and Exchange Commission filings.


Item 1. Changes in Control of Registrant.

On August 16, 2000, a closing was concluded under a Plan of Merger (the "Plan"), pursuant to which a change of control of Providence Capital I, Inc. ("Providence") occurred. Pursuant to the Plan, shareholders of United American Companies, Inc. ("UAC" and/or "Registrant") were issued 13,500,000 shares of Providence common stock in exchange for all of the issued and outstanding shares of UAC, a North Carolina corporation. Pursuant to the Plan, Providence officers and directors resigned and were replaced by new management as set forth below. Providence advised the shareholders of the pending change in control through the filing with the Commission on August 10, 2000 and mailing to its shareholders of an Information Statement on Schedule 14(C), pursuant to Rule 14 under the Securities and Exchange Act of 1934, as amended (the "14C").

The following table, which was also included in the 14C, sets forth certain information with respect to the persons designated as newly appointed directors of the Registrant under the Plan, including their beneficial ownership in the Registrant as of the closing under the Plan concluding August 16, 2000.


                                   Date First
                                   Became            Positions and Offices
Name                    Age        Director          With the Company
--------------------    ------     ---------------   -------------------------
Mark A. Craven          50                           Chairman, Executive Vice
                                                     President, Secretary,
                                                     Director

Arnold E. Pitoniak      37                           CEO, President, Director


William F. Ruth         65                           Executive Vice President,
                                                     Retail Liquidation Services

Nicholas J. Coolidge    68                           Director

Timothy A. Holly        51                           Director

-------------------------------------------------------------------------
Please see personal biographies below


Personal Biographies and Summary of Experience
-----------------------------------------------------------------
Mark A. Craven

In 1971, Mr. Craven became associated with a family apparel firm, Arnold
Craven, Inc., located in High Point, North Carolina.  While serving as
President until 1993, he was responsible for expanding the company into several prominent well-respected retail apparel stores. In 1980, to compliment the company's retail apparel stores, Mr. Craven formed a direct marketing catalog business. In 1981, his national catalog won an award for layout and design from the Direct Marketing Association. After experinecing a decade long downsizing and tracking a national trend in independent specialty store closings, Arnold Craven, Inc. filed for bankruptcy in 1994. With the \ knowledge gained from his management during the "Going Out of Business Sale" conducted for Arnold Craven, Inc. and from his retail knowledge gained through over 20 years in business, Mr. Craven launched a new career in crisis management for retailers. Since 1993, he has been involved in liquidations and consulting services for retail, wholesale, and distribution firms. This has resulted in a national reputation for excellence in liquidating inventory and maximizing value for his clients.

Born and raised in High Point, North Carolina, the world's furniture capital, Mr. Craven has cultivated long-standing contacts in the apparel, textile and furniture industries. To capitalize on these relations, he developed several entities to cover all aspects of the liquidation industry. High Point Furniture Liquidators, LLC, Craven & Ruth Promotions, LLC and The Craven Companies, LLC. Mr. Craven graduated from Hargrave Military Academy, majored in Business Administration at Wake Forest University (1968 -- 1971), and studied at New York University's MRA Institute of Retailing. He is a member of the Turnaround Management Association.

Arnold E. Pitoniak

Mr. Pitoniak has 15 years experience as an entrepreneur, investment banker and merchant banker. While a senior at Wake Forest University, he formed his first company, and has since formed, developed, bought or sold over 10 companies. Mr. Pitoniak has over three years direct experience as an investment banker specializing in mergers and acquisition advisory services, as well as general corporate finance where he raised equity and debt for real estate developers and other businesses particularly public furniture and textile companies. His significant entrepreneurial and banking expertise brings a unique perspective as well as substantial financial and analytical skills with the ability to negotiate and structure transactions that will help United American Companies in becoming a fully-integrated asset management and disposition company.

Mr. Pitoniak attended Southern Methodist University and graduated in 1985 from Wake Forest University with a Bachelor of Arts degree in Economics. He is a member of the Turnaround Management Association.

William F. Ruth

Mr. Ruth has over 40 years of diversified retail experience. His long career began in 1957 with Belk Stores, Inc., one of the country's largest department store chains. With Belk he held numerous responsible positions including floor manager, buyer, merchandiser, divisional merchandise manager, general merchandise manager, and area merchandise manager.

After leaving Belk Stores, Mr. Ruth spent three years operating his own apparel store in Winston-Salem, North Carolina. He also held a position in sales with Pine Apparel, an apparel distributor. Mr. Ruth's experience in merchandising, buying, managing apparel of retail inventory has provided him the sound base from which he has provided liquidation consulting services to retailers, wholesalers, and distributors since 1993. Mr. Ruth graduated with Western Carolina University with a degree in Business Administration.

Nicholas J. Coolidge

Nicholas J. Coolidge is President of Jefferson Worldwide Group Ltd. He is a graduate of Harvard College (1954) and Harvard Law School (1959) and spent two years as a lieutenant in the United States Marine Corps. From 1959 to 1969 he was associated with the New York Law firm of Sullivan & Cromwell, where he worked for investment banking clients on debt and equity financings, both domestic and international, investment company matters and mergers and acquisitions. In 1965 he left the practice of law and became a member of the Corporate Finance Department of Kidder, Peabody & Co. Incorporated in New York City. While there, he served as a Vice President, Director and Stockholder, with sixteen professionals under his direction. He had responsibility for the firm's project finance, leasing, real estate and Canadian activities. He was active in public offerings, private placements, international transactions and mergers and acquisitions. While at Kidder, Peabody he and his staff originated and carried out in excess of 200 separate financings for new clients involving over two billion dollars of securities.
In 1978 he left Kidder, Peabody and formed Coolidge Securities Corporation, an investment banking firm engaged in a broad range of financing activities for corporate and government clients. More recently, he formed Jefferson Worldwide Group Ltd., a member of the National Association of Securities Dealers, Inc.
(NASD), specializing in private placements for clients. Jefferson Worldwide Group, Ltd. is also an investment advisor registered with the District of Columbia.

Timothy A. Holly

Mr. Holly, has extensive expertise and substantial skills in investment analysis and management, international finance, foreign commercial intelligence, and strategic planning. He is currently Chief Executive
Officer of Jefferson Acquisition Group, Inc., a merchant banking firm, that recently acquired All Points Telecom, Inc., a manufacturing firm making the world's only solar-powered wireless pay phones with internet capability. From 1994 to 1998, Mr. Holly was the Chairman of Stone Harbor Holdings, Ltd (an offshore venture capital fund).

From 1987 to 1994, Mr. Holly headed Royal Overseas Investment Group,
Ltd., which included Royal Asset Management Company, a registered investment advisory firm managing the assets of high-net worth individuals and institutions from the Middle East and Europe. Prior to 1987, he was lead analyst for two private banks, with responsibility for structuring foreign direct investments in the United States, advising on over $2.3 billion of investments of foreign capital. He continues to advise certain members of the Saudi Royal Family.

Also, active in education, Mr. Holly was on the faculties of both the University of Massachusetts and the City Colleges of Chicago; the research staff of the Investment Negotiation Center at the Institute for International and Foreign Trade Law; the Board of the Association of Schools of International Affairs; and General Editor of The Fletcher Forum; A
Journal of International Affairs.

Mr. Holly received his undergraduate education in Political Science at Indiana University; and graduate studies in Comparative Systems, University of Notre Dame, and law at Georgetown University. He was also a Compton Foundation Fellow working towards a Ph.D. in International Business and Finance at the Fletcher School of Law and Diplomacy (administered by Harvard University and Tufts University).

Beneficial Ownership

The following table sets forth the beneficial ownership of our outstanding common stock on August 15, 2000 by (i) each director and executive officer of our company, (ii) all directors and executive officers of our company as a group, and (iii) each shareholder who was known by us to be the beneficial owner of more than five percent (5%) of our outstanding shares:

---------------------------------------------


                         COMMON STOCK
                         --------------------------------------------
Name and address         # of               %of
of beneficial owner      shares             Class            Options


Mark A. Craven            5,700,000         38.00%           250,000

Arnold E. Pitoniak        5,600,000         37.33%           250,000

William F. Ruth             600,000         04.00%           150,000

Timothy A. Holly          1,500,000         10.00%


All Officers and
Directors as a Group     13,500,000         90.00%


PREFERRED STOCK
------------------------------------


Item 2. Acquisition or Disposition of Assets.

Pursuant to the Plan, Providence acquired all of the shares of UAC.

COMPLETION OF THE MERGER

An Agreement and Plan of Merger and Reorganization was executed on July
26, 2000, by and among Providence and UAC, who joined in the execution of the Agreement for the purpose of making certain covenants regarding the Transaction contemplated therein. Providence is a corporation duly organized and validly existing under the laws of the state of Colorado, with its registered office at 17 West Cheyenne Mountain Blvd., Colorado Springs,
Colorado 80906, its principal executive office at 1250 Turks Head
Building, and its phone number is (401) 272-5800; UAC is a corporation duly organized and validly existing under the laws of the state of North Carolina, with its registered office located in the city of Charlotte, State of North Carolina, its principal executive office at 8609 Wood Lake Court, Suite 206, Charlotte, North Carolina 28210, and its phone number is (704) 556-7992.

The respective boards of directors of Providence and UAC deemed it desirable and in the best interests of their respective corporations, for Providence to acquire the outstanding capital stock of UAC in exchange for the issuance of shares of the common stock of Providence and have proposed, declared advisable and approved such merger (the "UAC Merger") pursuant to the Agreement, which Agreement has been duly approved by resolutions of the respective boards of directors of Providence and UAC.

The UAC Merger became effective on the "Effective Date", such date being the later upon which (i) amended Articles of Incorporation are filed with the Secretary of State of Colorado and (ii) a Certificate of Merger is filed with the Secretary of State of North Carolina. The "Closing Date" will be on or within one (1) business day of the date the Agreement is approved by the shareholders of Providence.

The UAC Merger is intended to qualify as an I.R.C. 368(b) tax-free reorganization. At the Closing, (a) UAC shall deliver to Providence a statement (in such form as may be reasonably requested by counsel to Providence) conforming to the requirements of Section 1.897-2(h)(1)(i) of the United States Treasury Regulations, and (b) UAC shall deliver to the IRS the notification required under Section 1.897-2(h)(2) of the United States Treasury Regulations.

EFFECT OF UAC MERGER

In all other respects, the identity, existence, purposes, powers, objects, franchises, rights, and immunities of Providence shall continue unaffected and unimpaired by the UAC Merger.

The laws of Colorado shall continue to govern UAC. On and after the Effective Date, the articles of incorporation of UAC shall be the articles of incorporation of Providence until further amended in the manner provided by law and in such articles of incorporation (the "Articles"). On the Effective Date, the bylaws of UAC shall be the bylaws of Providence (the "Restated Bylaws") until altered, amended, or repealed, or until new bylaws shall be adopted in accordance with the provisions of law, the Articles, and the Restated Bylaws.


CONVERSION OF UAC'S STOCK AND OTHER SECURITIES

UAC shareholders will surrender one hundred percent (100%) of their issued and outstanding common and preferred shares to Providence on the date of execution of the Agreement. In exchange for receipt of one hundred percent (100%) of UAC shares, Providence, on the terms and subject to the conditions herein set forth, shall issue and deliver to UAC shareholders:

On the Closing Date, 13,500,000 Common Shares, $.001 par value ("Providence Common Stock"), of Providence, on a share-for-share basis, registered in the name of each UAC shareholder or its nominee.

--Providence Common Stock

None of the currently issued and outstanding shares of Providence Common Stock, $.001 par value, issued and outstanding at the effective time of the UAC Merger shall be converted as a result of the UAC Merger;

--Fractional Interests

No fractional shares of preferred or common stock of Providence or certificate or scrip representing the same shall be issued. In lieu thereof each holder of UAC shares having a fractional interest arising upon such conversion will be rounded up into one full additional share of common stock of Providence;

--Status of Common Stock

All shares of common stock of Providence into which UAC shares are converted as herein provided shall be fully paid and non-assessable and shall be issued in full satisfaction of all rights pertaining to such Providence Common Stock;

--Independent Appraisal, Right to Dissent and Obtain Payment for Shares

Procedures for Protection of Dissenter's Rights. In order to establish a "fair value" for the UAC shares which are paid in cash in lieu of conversion into the shares of Providence, as provided in this Article VI, the Board of Directors of UAC shall establish the value of UAC shares prior to the UAC Merger, and shall afford to such shareholders of UAC all of the rights, and implement the procedures for protection of dissenters' rights, pursuant to the provisions of the North Carolina Business Corporation Act, as amended, the terms and provisions of which are hereby incorporated by reference and made a part hereof.

UAC SHAREHOLDER DISSENTER'S RIGHTS

The Board of Directors of UAC shall establish the value of UAC's shares prior to the UAC Merger, and shall afford to the shareholders of UAC all of the rights, and implement the procedures for protection of dissenters' rights, pursuant to the provisions of the North Carolina Business Corporation Act. The capital surplus and retained earnings accounts of UAC shall be determined, in accordance with generally accepted accounting principles, by the board of directors of UAC. Nothing herein shall prevent the board of directors of UAC from making any future changes in its accounts in accordance with law.

INVESTMENT REPRESENTATION LETTER

At the Closing, each of the UAC shareholders shall execute and deliver to UAC an investment representation letter statement in such form as may be reasonably requested by counsel.

Amendment to Articles of Incorporation

The Board of Directors and shareholders have unanimously approved for the restatement and amendment of the Company's Articles of Incorporation in order to change Providence's name to "UNITED AMERICAN COMPANIES, INC.".

Approval of the restatement and amendment will not result in any other material amendment or change to the Registrant's Articles of Incorporation. The restatement and amendment is required to effect Providence's acquisition of UAC.

MARKET RISKS AND OTHER BUSINESS FACTORS

In passing the Private Securities Litigation Reform Act of 1995 (the
"Reform Act"), Congress encouraged public companies to make "forward looking statements" by creating a safe harbor to protect companies from securities law liability in connection with forward-looking statements. We intend to qualify both our written and oral forward-looking statements for protection under the Reform Act and any other similar safe harbor provisions.

Generally, forward-looking statements include expressed expectations of future events and the assumptions on which the expressed expectations are based. All forward looking statements are inherently uncertain as they are based on various expectations and assumptions concerning future events and they are subject to numerous known and unknown risks and uncertainties which could cause actual events or results to differ materially from those projected.

Due to those uncertainties and risks, the investment community is urged not to place undue reliance on our written or oral forward looking statements. We undertake no obligation to update or revise our for forward looking statements to reflect future developments. In addition, we undertake no obligation to update or revise forward looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.

Item 5.  Other Information

BUSINESS DESCRIPTION

UAC CORPORATION-

DESCRIPTION OF THE BUSINESS
UNITED AMERICAN COMPANIES, INC.

United American Companies, Inc. ("UAC"), is a Colorado corporation.
Its primary purpose is to become a public company specializing in asset evaluation, acquisition, finance of liquidation and management and by seizing undervalued opportunities in the retail, wholesale, distribution and manufacturing sectors with the strategy of UAC being two-fold; creating high current returns and income by liquidating assets and creating equity value over a period of time by purchasing operating companies at value and increasing that value over time and selling those companies for a significant return on investment. This purpose is partly based upon the following factors:

   * Domestic retail capacity is four times the level needed for US consumers

   * Periodic declines in consumer spending result in more retail failures

   * Dominant retailers like Wal-Mart and Home Depot accelerate the pace of retail failures

   * E-commerce and e-tailing will increase failures of traditional retailers

   * Middle Market default rates indicate higher defaults among retailers

   *  In 1999, major principal liquidations exceeded an estimated $15
      Billion

   * Brands like London Fog and Bonwit Teller have been liquidated and are therefore gone from the retail market

   * In 1999, assets of companies filing bankruptcy exceeded $30 billion.

   * Opportunities exist for brand licensing and exporting of liquidated assets.

   * Opportunities exist for purchasing old world economy companies applying new world economy strategies and e-commerce at below enterprise value.

To realize the opportunities from conditions in the economic market place and to effectively enter the comprehensive asset management industry, UAC has acquired in an exchange of common stock, either complete ownership or control of several entities comprising the Craven Companies (the "Craven Group" or "Craven") -- a nationally recognized liquidator of consumer product inventories, thereby making UAC a fully-integrated asset management company.

The Craven Group has antecedents dating back to 1993. Craven's principals and senior management have over 100 years experience in retail sales, marketing, distribution, finance, management and in the liquidation of retail inventory and assets. The Craven Group has served hundreds of clients and has liquidated close to 1,000 wholesale and retail units.

To become a fully integrated asset management company specializing in evaluation, acquisition, financing, liquidation, management and positioning of assets, company, in November 1999, the Craven Group's activities were structured as several Delaware limited liability companies -- each containing the name "Fox." However, this designation was recently changed to "Craven" to reflect certain internal changes and to take advantage of the widely known and respected name of the Craven Chairman -- Mark Craven, an established expert in the liquidation of retail inventories. The Craven Group is comprised of the following affiliate entities:

   * Craven and Ruth, Inc. - merchandise sales, factoring, distribution

   * The Craven Companies, LLC- management services to Craven Group
     Companies

   * Craven and Ruth Promotions, LLC. - retail and wholesale liquidations

   * High Point Furniture Liquidators, LLC - retail and wholesale liquidations

   * Craven Merchandise Distributors, LLC- furniture factoring and distribution

   * Craven Advisory Group, LLC - business consulting services

   * Craven Valuation Services, LLC - retail inventory valuations and appraisals

   * Craven Capital Partners, LLC - principal purchasers of retail inventory and assets from distressed retailers (inventory liquidated by other Craven entities)

   * Promo Services, LLC - provider of sign materials and promotion advertising preparation and placement of advertising

   * CrossStone Capital Group, LLC - investment and merchant banking.

The Craven Group employs seven full-time professionals who have extensive financial, retail, and liquidation experience. Craven also has 50 professionals who are contracted with on an as needed basis to assist in Craven's implementation of its liquidation methodology. These contracted human resources assist with appraisals and evaluations, liquidations, and marketing activities. As additional support, Craven has an adequate back-office staff of four to handle the collective activities of the group.

Craven uses a proprietary financial model and analysis to value inventories. The model incorporates many variables including US economic indicators andindustry information such as gross profit margins, turnover, age, product mix, distribution channels, computability, seasonality, and market values, then compares the results to data of competitive retailers, manufacturers, or wholesales. In the past, the Craven model has been applied in its "fee-based liquidation" business - i.e., where clients retain Craven to conduct liquidation sales and promotions. While Craven will continue operating a fee-based practice, it intends to become an "equity" liquidator - i.e., where Craven, as a principal, acquires the assets and then determines the most appropriate means of liquidation, disposition, or positioning of the assets.

Though Craven, as an equity liquidator, would initially be the smallest of 8 national liquidators of consumer products inventories, the potential returns are expected to be quite significant - far surpassing the income potential of fee-based business. In many instances, the larger liquidators form joint ventures to acquire large inventories (at auctions, in bankruptcies, etc.). These arrangements reduce competition and, in turn, improve profit potential. To date, Craven has lacked the necessary capital to participate as a principal in such transactions. However, UAC is presently pursuing a placement of $100,000,000 via a debt securities offering and/or by securing a revolving line of credit. To date, in preliminary discussions with institutional funders, UAC's proposal has been very well received.

UAC shall have has its initial directors:

          *            Mark Craven, Chairman of the Board of Directors

          *            Arnold E. Pitoniak, Chief Executive Officer

          *            William F. Ruth, Executive Vice President,
                       Retail Liquidation Services

          *            Timothy A. Holly, Director of UACI

          *            Nicholas J. Coolidge, Director of UACI


                 ---------------------------------------

                 The Craven Companies LLC and Affiliates
                         12 Months projected 2001


          Total Revenues                $   49,192,000
          Operating Costs/Expenses          41,006,000
          EBITDA                             8,186,000

UAC currently derives its income via fee-based litigation consulting, small "equity" liquidation transactions where the company, as a principal, acquires the assets and then determines the most appropriate means of liquidation,disposition or positioning of those assets, and consulting fees from services to liquidation clients including valuations, financing, marketing and advertising. However, with a large line of credit facility which the company is currently negotiating of $100,000,000, UAC would be able to participate in much larger "equity" principal liquidation transactions. Although there is no guarantee of this funding, several institutional investors have expressed a strong interest in a preferred offering or debt instrument financing in the form of a secured line of credit.

However, these pro forma numbers post-closing reflect certain financings and other assumptions which are not the control of management or the company. Certain statements, estimates and forward-looking projections prepared by the company may not be representative of future outcome. The company makes no representation as to their attainability, nor can any such representation be implied. In addition, because the estimates and assumptions underlying such projections are inherently subject to significant economic, market, and regulatory uncertainty and contingencies, which are difficult or impossible to predict accurately and are beyond the company's control, there is significant risk that the projections will not be realized. Accordingly, actual results may be materially different from those projected.

Legal Proceedings

Neither the Company nor any of our affiliates are a party, nor is any of their property subject, to material pending legal proceedings or material proceedings known to be contemplated by governmental authorities. The Company is expected to be involved from time to time in various claims, actions and lawsuits incidental to its business. The Company believes the ultimate liability there under, if any, will not have a material affect on the financial condition of the Company.

Item 7. Financial Statements, Pro-Forma Financial Information and Exhibits.

(a) Financial Statements of Business to be acquired. The following financial statements of Craven & Ruth, Inc. are included in this Current Report.

                                                                 Page
INDEPENDENT AUDITORS' REPORT                                      1

FINANCIAL STATEMENTS FOR THE PERIOD FROM FEBRUARY 1, 1998
 (DATE OF INCEPTION) TO DECEMBER 31, 1998, YEAR ENDED
 DECEMBER 31, 1999, AND SIX MONTHS ENDED JUNE 30, 1999 AND
 1998 (UNAUDITED):

 Balance Sheets                                                   2
 Statements of Operations                                         3
 Statements of Shareholders' Equity (Deficiency)                  4
 Statements of Cash Flows                                         5
 Notes to Financial Statements                                    6-10

INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Shareholders of Craven & Ruth, Inc.
Charlotte, North Carolina

We have audited the accompanying balance sheets of Craven & Ruth, Inc. (the "Company") as of December 31, 1998 and 1999, and the related statements of operations, shareholders' equity (deficiency), and cash flows for the period from February 1, 1998 (date of inception) to December 31, 1998 and the year ended December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based upon our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 1998 and 1999, and the results of its operations and its cash flows for the period from February 1, 1998 to December 31, 1998 and the year ended December 31, 1999 in conformity with accounting principles generally accepted in the United States of America.

/s/ Deloitte & Touche, LLP
DELOITTE & TOUCHE, LLP
Charlotte, North Carolina

October 30, 2000

                              BALANCE SHEETS
                 (UNAUDITED AS TO JUNE 30, 2000 INFORMATION)

                                  December 31,     December 31,          June 30
                                  1998             1999                  2000
                                                                         (Unaudited)
CURRENT ASSETS:

  Cash and cash equivalents       $     -          $   4,787             $   7,493
  Accounts receivable               3,833             24,966                49,134
  Prepaid expenses and other
    current assets                    184                473                     -
                                  -------          ---------             ---------
       Total current assets         4,017             30,226                56,627

  PROPERTY AND
    EQUIPMENT, NET (note 3)         7,848             45,069                39,654
                                  -------          ---------             ---------


TOTAL ASSETS                       11,865             75,295                96,281
                                   ------          ---------             ---------

LIABILITIES AND SHAREHOLDERS'
  EQUITY (DEFICIENCY)

CURRENT LIABILITIES
Accounts payable and other
 accrued expenses                $ 14,785             43,802                58,100
Current maturities of long-term
 debt (Note 4)                          -              6,994                 7,096
                                 --------           --------             ---------
    Total current liabilities      14,785             50,796                65,196
                                 --------           --------             ---------

LONG TERM DEBT (Note 4)                 -             18,917                15,303

COMMITMENTS AND CONTINGENCIES
  (Note 5)

SHAREHOLDERS' EQUITY (DEFICIENCY)
  (Note 6)
  Common stock $1 par value;
   100,000 shares authorized;
    1,000 shares issued and
    outstanding                     1,000              1,000                 1,000
  Receivable from shareholders     (1,000)            (1,000)               (1,000)
  Receivable earnings (deficit)    (2,920)             5,582                15,782
                                 ---------          ---------            ----------
    Total shareholders' equity
      (deficiency)                 (2,920)             5,582                15,782
                                 ---------          ---------            ----------

TOTAL LIABILITIES AND
 SHAREHOLDERS' EQUITY (DEFICIENCY) 11,865             75,295                96,281
                                 ---------          ---------            ----------


See notes to financial statements

                            STATEMENTS OF OPERATIONS
               (UNAUDITED AS TO JUNE 30, 1999 AND 2000 INFORMATION)

                          Period From                                         Six-Month
                          February 1, 1998      Year Ended                    Period Ended
                          (Date of Inception)   December 31, 1999      June 30, 1999        June 30, 2000
                                                                       (Unaudited)          (Unaudited)
REVENUES (Note 2)         $  211,287            $ 2,073,145            $ 486,279            $ 1,141,908

COST OF REVENUES (Note 2)     46,827              1,493,441              222,506                659,203
                          ----------            -----------            ---------            -----------

GROSS PROFIT                 164,460                579,704              263,773                482,705

OPERATING EXPENSES
  (Note 5)                   148,562                487,758              103,875                425,231

DEPRECIATION                   1,479                  7,980                3,990                  6,719
                          ----------            -----------            ---------            -----------

OPERATING INCOME              14,419                 83,966              155,908                 50,755

INTEREST EXPENSE                 339                    264                    -                    355
                          ----------            -----------            ---------            -----------
NET INCOME                    14,080                 83,702              155,908                 50,400
                          ----------            -----------            ---------            -----------

See notes to financial statements

                STATEMENTS OF SHAREHOLDERS' EQUITY (DEFICIENCY)
                   (UNAUDITED AS TO JUNE 30, 2000 INFORMATION)

                                                                                         Total
                                                             Receivable     Retained     Shareholders'
                                  Common Stock               from           Earnings     Equity
                                Shares     Amount            Shareholders   (Deficit)    (Deficiency)
INITIAL CAPITALIZATION
  OF THE COMPANY
  (February 1, 1998)            1,000      $  1,000                                      $  1,000
Receivable from shareholders                                 $  (1,000)                    (1,000)
Distributions to shareholders                                               $  (17,000)   (17,000)
Net Income                                                                      14,080     14,080
                                -------    --------          ----------     -----------  ---------

BALANCE (DEFICIENCY) AT
  DECEMBER 31, 1998             1,000         1,000             (1,000)         (2,920)    (2,920)

Distributions to shareholders                                                  (75,200)   (75,200)
Net Income                                                                      83,702     83,702
                                -------    --------          ----------     -----------  ---------

BALANCE AT DECEMBER 31, 1999    1,000         1,000             (1,000)          5,582      5,582

ACTIVITY JANUARY 1, 2000
  THROUGH JUNE 30, 2000
  (UNAUDITED)
Distributions to shareholders                                                  (40,200)   (40,200)
Net Income                                                                      50,400     50,400
                                --------   --------          -----------    -----------  ----------

BALANCE AT JUNE 30, 2000
  (UNAUDITED)                   1,000      $  1,000             (1,000)         15,782     15,782
                                --------   --------          -----------    -----------  ----------


See notes to financial statements


                           STATEMENTS OF CASH FLOWS
             (UNAUDITED AS TO JUNE 30, 1999 AND 2000 INFORMATION)
                              Period from                                   Six Month
                              February 1, 1998      Year Ended              Period Ended
                              (Date of Inception)   December 31, 1999       June 30, 1999      June 30, 2000
                              To December 31, 1998                          (Unaudited)       (Unaudited)
OPERATING ACTIVITIES:
 Net income                   $ 14,080              $  83,702               $ 155,908         $  50,400
 Adjustments to reconclie
  net income to net cash
  provided by operating
  activities:
    Depreciation                 1,479                  7,980                   3,990             6,719
   Changes in operating
   assets and liabilities:
    Accounts receivable and
     other accrued expenses     (3,833)               (21,133)                (21,635)          (24,168)
    Prepaid expenses and other
     current assets               (184)                  (289)                    184               473
    Accounts payable and other
     accrued expenses           14,785                 29,017                   5,864            14,298
                              --------              ---------               ---------         ---------
       Net cash provided by
       operating activites      26,327                 99,277                 132,583            47,722
                              --------              ---------               ---------         ---------
INVESTING ACTIVITIES -
Purchase of property
and equipment                    9,327                 16,365                   4,164             1,304
                              --------              ---------               ---------         ---------
FINANCING ACTIVITIES:
Proceeds from long-
 term debt                       4,018

Principal repayments on
 long-term debt                 (4,018)                (2,925)                                   (3,512)

Distributions to
 shareholders                  (17,000)               (75,200)                (28,000)          (40,200)
                              ---------             ----------              ----------        ----------
Net cash used in
 financing activities          (17,000)               (78,125)                (28,000)          (43,712)
                              ---------             ----------              ----------        ----------
NET INCREASE IN CASH
AND CASH EQUIVALENTS              -                     4,787                 100,419             2,706

CASH AND CASH
EQUIVALENTS:

Beginning of Period               -                       -                       -               4,787
                              ---------             ----------              ----------        ----------
End of Period                 $   -                 $   4,787               $ 100,419         $   7,493
                              ---------             ----------              ----------        ----------
SUPPLEMENTAL DISCLOSURES
OF CASH FLOW INFORMATION
 -Cash paid during the
  period for interest         $    339              $     264               $     -           $     355
                              ---------             ----------              ----------        ----------
SUPPLEMENTAL DISCLOSURES
OF NON-CASH FINANCING
ACTIVITIES
 -Receivable from shareholders
  for purchase of common
  stock                       $  1,000              $   1,000               $   1,000         $   1,000
                              --------              ----------              ----------        ----------

See notes to financial statements.

                          NOTES TO FINANCIAL STATEMENTS
                (UNAUDITED AS TO JUNE 30, 1999 AND 2000 INFORMATION)

   1.  NATURE OF OPERATIONS AND BASIS OF PRESENTATION

   Craven and Ruth, Inc. (the "Company") was incorporated in 1998 as a privately held, North Carolina corporation located in High Point, North Carolina. The Company operates a fee-based asset liquidation business by conducting liquidation and promotions sales for the retail industry.

   In August 2000, the Company was combined with an affiliated entity under common management and control (The Craven Companies) and merged into a newly created entity, United American Companies, Inc. ("UAC"). UAC was then merged into Providence Capital I, Inc., an SEC registrant, in a merger transaction accounted for as a reverse acquisition (see Note 6).

   Unaudited Financial Statements - The condensed financial statements as of and for the six months ended June 30, 1999 and June 30, 2000 are unaudited. In the opinion of management, the unaudited balance sheet at June 30, 2000, and the unaudited statements of operations, shareholders' equity and cash flows for the six months ended June 30, 1999 and June 30, 2000, include all adjustments, which include only normal recurring adjustments, necessary to present the financial position and results of operations and cash flows for the periods then ended in accordance with accounting principles generally accepted in the United States of America.

   The results of operations for the six months ended June 30, 2000 are not necessarily indicative of results to be expected for the full fiscal year.

   2.  SIGNIFICANT ACCOUNTING POLICIES

   Cash and Cash Equivalents - The Company considers all highly liquid temporary cash investments with an original maturity of ninety days or less to be cash equivalents.

   Property and Equipment - Property and equipment is carried at historical cost and is being depreciated using the straight-line method over the estimated useful lives of the related assets, which range from three to five years.

   Income Taxes - The Company elected an S Corporation status for federal and state income tax purposes for the years ended December 31, 1998 and 1999. As such, the Company's taxable income is included in the shareholders' personal income tax returns. Accordingly, no provision for federal and state income taxes has been included in the Company's statements of operations.

   Revenue Recognition - The Company currently derives all of its revenues through merchandise sales, commission or fee based income, and service revenues.

        Merchandise Sales - Merchandise sales reflect the reimbursement by Customers of costs paid by the Company to third parties for inventory used to augment the customer's inventory subject to sale. The purpose for the augmented inventory is to enhance the quality and/or quantity of the inventory being sold. The Company takes title and other risks of ownership, including risk of loss, upon its purchase of the merchandise and is reimbursed for its costs from the proceeds from the sale of such inventory during the course of the sale. The Company recognizes such revenues as the sale of such merchandise occurs.

        Commission (Fee) Based Revenue - The Company charges its customers a fixed percentage of sale proceeds for consulting services provided in conjunction with an inventory sale such as a liquidation sale, promotional sale or "going out of business" sale. The Company recognizes such revenues as the fees are earned, which typically occurs upon the sale of the customer's merchandise.

        Service Revenue - In addition to consulting services, the Company offers promotional services (direct mail advertising, signage, etc.) related to a particular inventory sale. The Company bills its customers for such services and recognizes the revenue upon completion and is generally reimbursed through the proceeds of the sale.

   In 1998, revenue from two customers represented approximately 12.9% and 12.6%, respectively, of total 1998 revenues. In 1999, revenue from two customers represented 18.9% and 38.8%, respectively, of total 1999 revenues.

   Cost of Revenues - Cost of revenues consists primarily of augmented merchandise purchases (see Merchandise Sales above) and direct costs related to inventory sales. These direct costs typically consist of contract labor and other outside services, mailing and printing costs and field consultant fees.

   Advertising - The Company expenses advertising costs as incurred. Advertising expense was approximately $26,000 and $13,000 for 1998 and 1999, respectively, and is included in operating expenses in the accompanying statements of operations.

   Use of Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.
   Actual amounts could differ from these estimates.

   Recent Accounting Pronouncements - In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities. This statement establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. The Company will be required to adopt the new reporting guidelines for the fiscal year beginning
   January 1, 2001. The Company has not fully analyzed the provisions of this statement or its effects on its financial statements.

   3.  PROPERTY AND EQUIPMENT

   Property and equipment at December 31, 1998 and 1999 are summarized as follows:

                                                1998         1999

      Equipment                                 $  561       $ 1,392
      Furniture and fixtures                       571           571
      Computer equipment                         8,195        15,728
      Vehicles                                      -         36,837
                                                ------       -------
               Total                             9,327        54,528
      Less accumulated depreciation              1,479         9,459
                                                ------       -------
      Property and equipment, net               $7,848       $45,069
                                                ------       -------

   4.  FINANCING ARRANGEMENTS

   Long-term debt at December 31, 1999 consists of the following:

      Note payable to Ford Motor Credit, due
      in 48 monthly installments of $324
      collateralized by a vehicle                           13,182

      Note payable to Ford Motor Credit, due
      in 48 monthly installments of $313
      collateralized by a vehicle                           12,729
                                                           -------
                                                            25,911

      Less current maturities                                6,994
                                                           -------
      Long-term debt                                       $18,917
                                                           -------
      Future maturities of long-term debt at
      December 31, 1999 are follows:

      Year Ending December 31:

         2000                                                $ 6,994
         2001                                                  7,200
         2002                                                  7,411
         2003                                                  4,306
                                                           ---------
         Total                                             $  25,911
                                                           ---------


   5.  COMMITMENTS AND CONTINGENCIES

   Related Party Transactions

   During 1998 and 1999, the Company leased office space under an operating lease from a shareholder of the Company. Rental expense charged to operations for this operating lease totaled approximately $4,200 and $4,800 for the period from February 1, 1998 (date of inception) to December 31, 1998 and the year ended December 31, 1999, respectively, which is included in operating expenses in the accompanying combined statements of operations. As of December 31, 1999, future minimum lease commitments under this lease totaled approximately $2,000 for the year ended December 31, 2000.

   On January 12, 2000, the Company's lease with a shareholder of the Company expired and the Company entered into a new operating lease agreement for office space. The twenty-four month operating lease term began on February 1, 2000 and expires January 31, 2002. Monthly rental expense for this operating lease is $700.

   The Company paid approximately $31,100 in contract labor expenses in 1999, which are included in operating expenses in the accompanying combined statement of operations, to relatives of a shareholder of the Company.

   Other Contingencies

   The Company is involved in various legal proceedings. Management believes based on advice of counsel that the outcome of such proceedings will not have a materially adverse effect on the Company's financial position or future results of operations and cash flows.

   6.  SUBSEQUENT EVENTS (UNAUDITED)

   In June 2000, United American Comapnies, Inc., the predecessor to the Company ("UAC") was incorporated with the authorization of 100,000,000 shares of no par value common stock and 50,000,000 shares of preferred stock.

   In July 2000, approximately 7,000,000 shares of common stock were issued to two directors and a relative of a director for approximately $700.

   In August, 2000 immediately prior to the merger discussed below, approximately 6,500,000 shares of UAC were issued to the members and owners of The Craven Companies, LLC and Craven & Ruth, Inc., respectively, in exchange for their interest in such entities.

   Effective August 25, 2000, UAC was merged with and into Providence, an SEC registrant. Pursuant to the plan of merger, UAC ceased to exist and the surviving company, Providence, changed its name to United American Companies, Inc. ("UACI"). The shareholders of UAC received 13,500,000 shares (or 90%) of $.001 par value common stock of UACI by converting each share of UAC common stock into one share of UACI common stock. The remaining 1,500,000 shares (or 10%) of UACI are held by the former shareholders of Providence.

   In September 2000, UACI adopted the 2000 Stock Incentive Plan (the "Plan"). The Plan permits a committee of the Board of Directors of UACI (the "Committee") to award stock options as incentives to employees and consultants of UACI. The Committee has sole discretion to determine the exercise price, term and vesting schedule of options awarded under such Plan. A total of 1,339,200 shares of UACI's common stock are authorized to be issued under the Plan. Under the Plan, grants of nonqualified stock options totaling 681,000 shares at an exercise price of $1.00 per share were granted to certain executives and a consultant of UACI. The options granted generally vest over a five year period in equal annual installments.

   Subsequent to September 30, 2000, UACI issued approximately $235,000 of an expected total of $500,000 of debentures in transactions facilitated by an investment banking firm. Terms of the indebtedness include payment due in six months from the date the debentures were signed, with interest at 10.0%, payable each 90 days, an with each debenture holder also receiving common stock of UACI in the ratio of 20,000 shares of stock per $100,000 of indebtedness.

   In November 2000, UACI entered into a placement agency agreement with an investment banking firm for the placement of approximately $25 million of equity securities and approximately $250 million of debt securities subject to definitive documentation and other standard closing conditions and approvals.

(b) Pro-Forma Financial Information

                 UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL
                         INFORMATION OF THE COMPANY


The following unaudited pro forma consolidated financial information gives effect to the acquisition of United American Companies, Inc. and its subsidiaries ("UAC") by Providence Capital I, Inc. ("PCI") as if it had occurred on January 1, 1999 and January 1, 2000, respectively, in the case of the unaudited pro forma consolidated statements of income of the company and on June 30, 2000 in the case of the unaudited pro forma consolidated balance sheet of the Company.

The acquisition will be accounted for as a reverse acquisition whereby
UAC will be treated as if it acquired PCI in an exchange of stock, whereby PCI was the surviving organization, followed by a recapitalization. The book values of the assets and liabilities of UAC remain the same and carry forward, with no goodwill being recorded, Subsequent to the transaction, PCI changed its name to United American Companies, Inc. (Newco).

The pro forma consolidated financial data is presented for illustrative purposes only and is not necessarily indicative of what the Company's financial position or results of operations would have been had the transaction occurred as of the above referenced dates or of the financial position or results that may be reported by the company in the future.

The pro forma consolidated financial information should be read in conjunction with the historical statements of Craven and Ruth, Inc. and PCI and the related notes thereto.

               UNITED AMERICAN COMPANIES, INC. AND SUBSIDIARIES
        PROFORMA CONSOLIDATED STATEMENT OF INCOME (FOR THE ACQUISITION)
                     FOR THE YEAR ENDED DECEMBER 31, 1999
                               (unaudited)

                                                                    United
                           Historical                               American
                    Craven &     Providence        Proforma         Companies, Inc. (NEWCO)
                    Ruth, Inc.   Capital I, Inc.   adjustments      Proforma


REVENUES            $ 2,073,145                                    $ 2,073,145

COST OF REVENUES    $ 1,493,441                                    $ 1,493,441

                    -----------     ---------------   ------------ ------------

GROSS PROFIT        $   579,704                                        579,704

OPERATING EXPENSES      487,758          18,414                        506,172

DEPRECIATION              7,980                                          7,980
                    -----------     ---------------   ------------ ------------

OPERATING INCOME
          (LOSS)         83,966         (18,414)                        65,552

INTEREST EXPENSE            264                                            264
                    -----------     ---------------   ------------ ------------

INCOME (LOSS) BEFORE
 INCOME TAXES            83,702         (18,414)                        65,288

INCOME TAX PROVISION                                       15,117(1)    15,117
                    -----------     ---------------   ------------ ------------

NET INCOME (LOSS)        83,702         (18,414)          (15,117)      50,171


Notes to Unaudited Proforma Financial Statements

(1) To reflect federal and state income taxes due on taxable income based on statutory rates if the Company, formerly an "S" corporation, were to be liable for such taxes at the corporate level.

               UNITED AMERICAN COMPANIES, INC AND SUBSIDIARIES
            PROFORMA CONSOLIDATED STATEMENT OF INCOME (FOR THE ACQUISITION)
                         FOR THE SIX MONTHS ENDED JUNE 30, 2000
                                    (Unaudited)

                          Historical                                        United
                                  The Craven                                American
                   Craven &       Companies,   Providence      Proforma     Companies, Inc.
                   Ruth, Inc.     LLC          Capital I,Inc.  adjustments  (Newco)
                                                                            Proforma
REVENUES           $1,141,908                                               $1,141,908

COST OF REVENUES      659,203                                                  659,203

                   ----------     ----------   ---------       -------      ----------
GROSS PROFIT          482,705                                                  482,705

OPERATING EXPENSES    425,231    $  47,106(1)  $   5,371                       477,708

DEPRECIATION            6,719                                                    6,719
                   ----------     ----------   ----------      ---------    ----------
OPERATING INCOME
  (LOSS)               50,755    $ (47,106)       (5,371)                       (1,722)

INTEREST EXPENSE          355                                                      355

INCOME (LOSS) BEFORE
  TAXES                50,400      (47,106)       (5,371)                       (2,077)

INCOME TAX PROVISION---------     ----------   ----------      ----------(2)-----------

NET INCOME (LOSS)   $  50,400    $ (47,106)   $   (5,371)   $                   (2,077)


Notes to Unaudited Proforma Financial Statements

(1) Reflects expenses for legal services provided during the six month period ended June 30, 2000.

(2) No provision for income taxes in made due to absence of proforma consolidated taxable income.


                  UNITED AMERICAN COMPANIES, INC. AND SUBSIDIARIES
           PROFORMA CONSOLIDATED BALANCE SHEET (FOR THE ACQUISITION)
                              AS OF JUNE 30, 2000
                                  (Unaudited)


                                   Historical
                                                         United                                               United American
                           Craven &     The Craven       American       Providence            Proforma        Companies, Inc.
                           Ruth, Inc.   Companies, LLC   Companies,Inc. Capital I, Inc.       Adjustments     (Newco)
                                                                                                              Proforma

ASSETS
CURRENT ASSETS
Cash and Cash equivalents   $ 7,493                       698                                                 $   8,191
Accounts receivable          49,134                                                                              49,134
   Total Current Assets      56,627                                                                              57,325
PROPERTY AND EQUIPMENT, NET  39,654                                                                              39,654

Total Assets                 96,281                       698                                                    96,979

LIABILITIES AND
   SHAREHOLDERS' EQUITY
   (DEFICIENCY)

CURRENT LIABILITIES
Accounts Payable and other
   accrued expenses          58,100        47,106(1)                    17,325        (17,325)(2)               105,206
Curent maturities of long-
   term debt                  7,096                                                                               7,096

   Total Current Liabilities 65,196        47,106                       17,325        (17,325)                  112,302

LONG TERM DEBT               15,303                                                                              15,303

SHAREHOLDERS' EQUITY
    (DEFICIENCY)
Preferred stock, $.001 par
   value, 50,000,000 shares
   authorized and
   outstanding:  none
Common stock, $.001 par
   value, 50,000,000 shares
   authorized and 15,000,000
   outstanding                1,000                         698          1,500        11,802  (3)                15,000
Paid in Capital                                                          4,960        (4,960) (3)
Receivable from shareholders (1,000)                                                                             (1,000)
Retained earnings (deficit)  15,782      (47,106)                      (23,785)       10,483(3)                 (44,626)
  Total shareholders' equity
    (deficiency)             15,782      (47,106)           698        (17,325)       17,325                    (30,626)
Total liabilities and
  shareholders' equity
  (deficiency)               96,281                         698                                                  96,979

Notes to unaudited proforma financial statements

(1) Reflects accrual for legal services provided during the six months ended June 30, 2000.

(2) Reflects the cancellation, as of the date of the merger, of the payable recorded at PCI, pursuant to the agreement of merger.

(3) Reflects the adjustment to equity related to the accounting for the exchange of shares of Craven & Ruth, Inc. for shares of UAC and in turn the exchange of shares of UAC for shares of PCI in conjunction with the merger transaction between UAC and PCI, such transaction being accounted for as a reverse acquisition.

(c) Exhibits.

1. Plan of Merger, dated as of August 16, 2000, by and among Providence Capital I, Inc, and United American Companies, Inc.

                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                   UNITED AMERICAN COMPANIES, INC.


                                   By:  /s/  Arnold E. Pitoniak

                                   Arnold E. Pitoniak, Chief Executive Officer


Dated: November 8, 2000